Exhibit 99

    ProAssurance Reports Fourth Quarter and Year-End 2003 Results

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Feb. 23, 2004--

    SUMMARY

    ProAssurance Corporation (NYSE: PRA) reports Net Income of $38.7 million, or $1.33 per diluted share, for 2003, more than triple 2002's Net Income of $12.2 million. Net Income for the fourth quarter of 2003 was $13.8 million, or $0.47 per diluted share, which is almost $2 million higher than the same quarter last year. The Professional Liability segment continues to meet the Company's profitability expectations and intermediate goals, and Personal Lines results continue to surpass industry averages. The Company reiterated its comfort with current reserve levels after completion of the regular, in-depth review at year end.

    ProAssurance Corporation reports the following results for the year and quarter ended December 31, 2003:


Unaudited Consolidated Financial Summary
  (in thousands, except per share data)

                                Three Months Ended     Year Ended
                                   December 31,        December 31,
                                 2003       2002     2003       2002
                               ------------------- -------------------
Gross Premiums Written         $182,894  $171,093  $740,110  $636,156
                                ========  ========  ========  ========
Net Premiums Written           $171,075  $150,817  $668,909  $537,123
                                ========  ========  ========  ========
Net Premiums Earned            $172,204  $131,378  $623,514  $477,408
                                ========  ========  ========  ========
Net Investment Income          $ 20,226  $ 18,145  $ 73,619  $ 76,918
                                ========  ========  ========  ========
Net Realized Investment Gains  $  1,843  $ 12,032  $  5,992  $ (5,306)
                                ========  ========  ========  ========
Total Revenues                 $196,216  $163,018  $709,640  $555,767
                                ========  ========  ========  ========
Guaranty Fund Assessments
 (Credits)                     $   (105) $    573  $    321  $  2,228
                                ========  ========  ========  ========
Total Expenses                 $177,519  $143,961  $659,306  $542,157
                                ========  ========  ========  ========
Income before cumulative
 effect of accounting change   $ 13,827  $ 11,975  $ 38,703  $ 10,513
Cumulative effect of
 accounting change                    -         -         -     1,694
                                --------  --------  --------  --------
Net Income (loss)              $ 13,827  $ 11,975  $ 38,703  $ 12,207
                                ========  ========  ========  ========
Net Cash Provided by
 Operations                    $ 70,569  $ 19,824  $288,341  $176,961
                                ========  ========  ========  ========
Weighted average number of
 common shares outstanding
         Basic                   29,016    27,377    28,956    26,231
         Diluted                 29,252    27,419    29,144    26,254
Earnings per share (basic)
   Income before cumulative
    effect of
    accounting change          $   0.48  $   0.44  $   1.34  $   0.40
   Cumulative effect of
    accounting change                 -         -         -      0.07
                                --------  --------  --------  --------
   Net Income per share        $   0.48  $   0.44  $   1.34  $   0.47
                                ========  ========  ========  ========
Earnings per share (diluted)
   Income before cumulative
    effect of
    accounting change          $   0.47  $   0.43  $   1.33  $   0.39
   Cumulative effect of
    accounting change                 -         -         -      0.07
                                --------  --------  --------  --------
   Net Income per share        $   0.47  $   0.43  $   1.33  $   0.46
                                ========  ========  ========  ========
Net Loss Ratio                     86.7%     89.7%     88.4%     93.9%
Expense Ratio                      15.7%     19.3%     16.7%     19.1%
                                --------  --------  --------  --------
Combined Ratio                    102.4%    109.0%    105.1%    113.0%
                                ========  ========  ========  ========


    Chairman A. Derrill Crowe, M.D. commented on the results, "By achieving a consolidated combined ratio of 102.4% in the fourth quarter we have reached the goal that we established for ourselves in October 2002. We believe we are solidly on the road to more acceptable levels of profitability and expect to report continued improvement throughout 2004 and 2005."


Unaudited Balance Sheet Highlights:
  (in millions, except per share data)

                                December 31, 2003    December 31, 2002
                                -----------------    -----------------
Stockholders' Equity                $   546               $   505
Total Investments                   $ 2,056               $ 1,679
Total Assets                        $ 2,879               $ 2,587
Policy Liabilities                  $ 2,173               $ 1,933
Book Value per Share                $ 18.77               $ 17.49


    There was $4.5 million of favorable reserve development in the fourth quarter; $800,000 of that came from prior year Professional Liability reserves, and $3.7 million stemmed from prior year Personal Lines reserves. Total reserve development for the year 2003 was a favorable $10.8 million, all of which came from prior year Personal Lines reserves. For the year, favorable reserve development in Professional Liability in the fourth quarter approximately offset a previous addition to reserves in the second quarter of 2003.
    "We are confident in the level of our reserves," said Victor T. Adamo, ProAssurance's President. He added, "Our independent actuarial review proved the value of our prudent reserving philosophy and gives us confidence that our reserves are adequate, even in light of the unfavorable loss development trends in the industry over the past few years."
    At December 31, 2003, our stockholders equity included net unrealized gains (after-tax) in the investment portfolio of $34.4 million compared to $35.5 million at December 31, 2002. These net unrealized gains are primarily in fixed income securities. For the year, interest expense was $3.4 million, and was $1.2 million in the quarter.
    Total Goodwill is $26.4 million. Approximately $18.2 million of that total is related to the consolidation with Professionals Group, and $7.6 million is attributable to the Company's acquisition of the outstanding minority shares of its MEEMIC Holdings subsidiary in the first quarter of 2003. There were no share repurchases in 2003 and none are foreseen in 2004, as the Company uses its capital to support the writing of new business.

    Professional Liability Segment

    The core companies in ProAssurance's professional liability segment are The Medical Assurance Company, ProNational Insurance Company, and Red Mountain Casualty Insurance Company. ProAssurance also writes professional liability business through Medical Assurance of West Virginia. Each focuses on the delivery of professional liability insurance to physicians and surgeons, dentists, hospitals, and others involved in the delivery of health care.


Selected Segment Data:
  (in thousands, except ratios)

                                Three Months Ended     Year Ended
                                   December 31,        December 31,
                                 2003       2002     2003       2002
                               ------------------- -------------------
Gross Premiums Written         $131,981  $126,002  $543,323  $461,715
                                ========  ========  ========  ========
Net Premiums Written           $126,036  $109,806  $490,952  $376,702
                                ========  ========  ========  ========
Net Premiums Earned            $128,166  $ 91,450  $453,246  $327,645
                                ========  ========  ========  ========
Net Investment Income          $ 17,525  $ 15,543  $ 63,099  $ 66,790
                                ========  ========  ========  ========
Net Realized Investment Gains
 (Losses)                      $  1,815  $ 11,869  $  5,858  $ (6,099)
                                ========  ========  ========  ========
Total Revenues                 $148,935  $119,924  $526,663  $393,296
                                ========  ========  ========  ========
Total Expenses                 $139,206  $110,110  $506,006  $407,933
                                ========  ========  ========  ========
Net Loss Ratio                     94.6%    103.5%     96.9%    107.2%
Expense Ratio                      14.0%     16.9%     14.7%     17.3%
                                --------  --------  --------  --------
Combined Ratio                    108.6%    120.4%    111.6%    124.5%
                                ========  ========  ========  ========
Operating Ratio                    94.9%    103.4%     97.7%    104.1%
                                ========  ========  ========  ========


    "Professional liability results continue the comeback we've anticipated based on our heightened underwriting discipline and close attention to adequate pricing," said Dr. Crowe. "Since 2001 we've non-renewed a significant number of policyholders because of their risk profile; while others have left because of our higher pricing. However, we've been able to balance that lost business by adding new insureds who pass our underwriting screens. The bottom line is that while policyholder count has been essentially flat, our premiums increased to appropriate levels and our results improved dramatically. Looking ahead, we believe premiums will continue to rise, although probably not at the pace of prior years. At the same time, we expect to begin increasing our policyholder count because of capacity-related retrenching at other companies coupled with the significant uncertainty regarding the financial stability of several competitors," he said.
    Mr. Adamo noted that ProAssurance's performance has also benefited from its clear commitment to its policyholders. He said, "Insureds are reminded almost weekly about the perils of buying insurance from companies that may not be able to meet their long-term commitment. Our ability to make--and keep--that long term promise, coupled with our willingness to aggressively defend non-meritorious claims, makes us a preferred choice in today's marketplace. We've successfully communicated these differences to our insureds and to our agents, who have helped us differentiate our Company and our strength."
    Crowe noted that these differences are also important to investors. He said, "The performance of any medical liability insurer is not a quarter-to-quarter sprint. True success is measured over time. Our disciplined approach to this business will allow us to recognize the results of our sound underwriting, pricing and claims-handling decisions."

    Personal Lines Segment

    MEEMIC Insurance Company (MEEMIC), the sole company in ProAssurance's personal lines segment, principally provides auto and homeowners' coverages, primarily for educational employees and their families.


Selected Segment Data:
  (in thousands, except ratios)

                                Three Months Ended     Year Ended
                                   December 31,        December 30,
                                  2003      2002      2003      2002
                                 ----------------- -------------------
Gross Premiums Written           $50,913  $45,091  $196,787  $174,441
                                  =======  =======  ========  ========
Net Premiums Written             $45,039  $41,011  $177,957  $160,421
                                  =======  =======  ========  ========
Net Premiums Earned              $44,038  $39,928  $170,268  $149,763
                                  =======  =======  ========  ========
Net Investment Income            $ 2,609  $ 2,545  $ 10,253  $ 10,071
                                  =======  =======  ========  ========
Net Realized Investment Gains    $    28  $   163  $    134  $    793
                                  =======  =======  ========  ========
Total Revenues                   $47,189  $43,037  $182,710  $162,414
                                  =======  =======  ========  ========
Total Expenses                   $37,161  $33,179  $149,586  $131,349
                                  =======  =======  ========  ========
Net Loss Ratio                      63.6%    58.3%     65.8%     64.6%
Expense Ratio                       20.8%    24.8%     22.1%     23.1%
                                  -------  -------  --------  --------
Combined Ratio                      84.4%    83.1%     87.9%     87.7%
                                  =======  =======  ========  ========
Operating Ratio                     78.5%    76.7%     81.9%     81.0%
                                  =======  =======  ========  ========


    "MEEMIC's performance in 2003 continued a string of successful and profitable years. The importance of MEEMIC's specialized underwriting in a preferred market cannot be over-emphasized, and the contribution MEEMIC makes to our bottom line certainly can't be overlooked," said Mr. Adamo. He highlighted MEEMIC's combined ratio, which was below 90% for the third straight year, and for the fifth year out of the past six.
    Dr. Crowe looked ahead to growth in 2004 and beyond. He said, "MEEMIC has shown consistent growth in premium per risk, and in the numbers of policyholders within Michigan. Even as we continue our efforts to grow our business in underserved areas of Michigan, we're evaluating expansion into other states in the region. We expect to begin that expansion within the next 12-18 months."

    Conference Call Information

    ProAssurance will discuss these results in a conference call at 11:00 am ET on Monday, February 23, 2004. Investors may participate by calling (800) 547-8960 or (706) 645-9133. The call will be webcast on the Investor Relations section of the ProAssurance website, ProAssurance.com, and at StreetEvents.com. There will be a telephone replay through March 2, 2004 at (800) 642-1687 or (706) 645-9291
(access code 5078196), and an internet replay will be available at the same websites.

    About ProAssurance

    ProAssurance Corporation is a specialty insurer with almost $2.9 billion in assets and more than $740 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A. M. Best assigns a rating of "Excellent" to ProAssurance and its principal subsidiaries; Standard & Poor's assigns the Company's principal professional liability carriers a "Strong" rating.

    Caution Regarding Forward Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon ProAssurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that convey the Company's view of future events and trends in the medical professional liability insurance marketplace are expressly designated as Forward Looking Statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2002 and Form 10Q for the most recent quarter. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that ProAssurance's objectives or plans will be realized. ProAssurance expressly disclaims any obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise, except as required by law.

    CONTACT: ProAssurance Corporation, Birmingham
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com